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                                                                     Exhibit 4.1

                            FIRST AMENDMENT AGREEMENT

         THIS FIRST AMENDMENT AGREEMENT (the "Agreement") is entered as of December 3, 1999 between SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts Stock Savings Bank, as assignee of STATE STREET BANK AND TRUST COMPANY, a Massachusetts Trust Company, having an office and place of business at 28 State Street, Boston, MA 02109 (the "Bank").

                                    RECITALS:

         On July 7, 1999, the Bank and the Borrower entered into a Loan Agreement (referred to herein as the "Credit Agreement") pursuant to which the Bank extended to the Borrower a Revolving Credit Facility which is presently existing in the maximum aggregate formula availability of $10,000,000.00. The Borrower has executed and delivered to the Bank on July 7, 1999 a Secured Revolving Credit Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "Original Note").

         The Borrower and the Bank have agreed to amend the Credit Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the provisions herein contained, Borrower and the Bank, each intending to be legally bound hereby, agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT.

         The Credit Agreement is amended hereby as follows:

         1. SECTION 2.1 OF THE CREDIT AGREEMENT IS AMENDED BY DELETING SUBSECTIONS I) AND II) THEREOF AND REPLACING THEM WITH THE FOLLOWING:

                  "i)      the sum of:

                           a)       seventy percent (70%) of Eligible
                                    Receivables; plus,

                           b)       through March 3, 2000, the lesser of:

                                    1)       Five Hundred Thousand Dollars
                                             ($500,000.00), or

                                    2)       twenty five percent (25%) of the
                                             fair market value of Borrower's
                                             inventory described on that certain
                                             Bill of Sale and Assignment dated
                                             as of November 5, 1999 from DTR
                                             Associates Limited Partnership, a
                                             copy of which has been delivered to
                                             the Bank pursuant to that certain
                                             First
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                                             Amendment Agreement dated as of
                                             December 3, 1999 between the Bank
                                             and the Borrower; or

                  ii)      the amount of the Revolving Loan Commitment;"

         2. Any and all references in the Credit Agreement to the Bank shall mean from and after October 1, 1999 "Citizens Bank of Massachusetts as assignee of State Street Bank and Trust Company".

         3. Each and every reference to the "Bank" or the "Lender" or "Secured Party" or "Assignee" in the Security Documents described in the Credit Agreement shall hereinafter be deemed to refer to:

         "Citizens Bank of Massachusetts with an office and place of Business at 100 Summer Street, Boston, MA 02110, as assignee from State Street Bank and Trust Company."

         4. Whenever notices contemplated to be given to the "Bank" or the "Lender" or the "Secured Party" or the "Assignee" under the Security Documents, notice shall be given as follows:

        "If to the Bank:

                Citizens Bank of Massachusetts
                100 Summer Street
                Boston, MA 02110
                      Attention:  Michael S. St.Jean, Vice President

                with a copy to:

                      Cameron & Mittleman LLP
                      56 Exchange Terrace
                      Providence, RI 02903
                            Attention:  Amy L. Mower, Esquire"

SECTION II. CONDITIONS.

         A.       CONDITION PRECEDENT - DELIVERY OF DOCUMENTS.

                  The Bank shall have no obligation to make advances under the Credit Agreement unless the following conditions are satisfied or waived by the
Bank:

                  1. The Borrower has delivered to the Bank the following documents in form and substance satisfactory to the Bank, the receipt of which is hereby acknowledged (the "Amendment Documents"):



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                           a)       Certificate of No Default from the Borrower,
                                    duly executed by the Borrower' secretary;

                           b) Corporate Borrowing Authorization and Certificate of Incumbency of Officers and Directors - the Borrower;

                           c) Financing Statements duly executed by the Borrower filed with the Secretary of State of Massachusetts and the Town Clerk of Framingham, Massachusetts;

                           d) Corporate Guaranty Authorization and Certificate of Incumbency of Officers and Directors and Identification of Shareholders
                                    - the Cellular Hotline, Inc.;

                           e) Notice to National Distribution Center, L.P. of Bank's security interest in inventory owned by the Borrower held by National Distribution Center, L.P., duly executed;

                           f) Notice Filing Financing Statement executed by National Distribution Center, L.P., filed with the Secretary of State of Massachusetts;

                           g) Notice Filing Financing Statement executed by National Distribution Center, L.P., filed with the Town Clerk of Framingham, Massachusetts; and

                           h) Copy of Warehouse Agreement with National Distribution Center, L.P.;

                           i) Copy of Bill of Sale and Assignment by DTR Associates Limited Partnership;

                           j) Certificate of Liability Insurance with respect to inventory located at National Distribution Center, L.P.; and

                           k) the delivery of such other documents reflected in that certain Closing Agenda attached hereto as Exhibit A and incorporated herein by reference, as may be reasonably required by the Bank in connection with the transaction contemplated hereby.

                  2. All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to the Bank and its counsel.

         B.       COVENANTS, REPRESENTATIVES AND WARRANTIES.



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                  1.       The Borrower further reaffirms all of its
obligations, as amended hereby, under the Credit Agreement, and under the Security Documents.

                  2. The Borrower acknowledges that upon its delivery to the Bank of the duly executed Amendment Documents, that all representations, warranties and covenants set forth in the Credit Agreement are deemed to be made again as of the date of the delivery hereof, and that the Borrower does not have any information contrary to (a) any of the conclusions reflected in that certain set of projections prepared by Borrower and delivered to Lender; or (b) any of the assumptions or premises upon which said projections were based.

                  3.       The Bank and the Borrower agree that:

                           a) This Agreement evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Credit Agreement and the Original Note, and is not a novation or discharge thereof;

                         b) Notwithstanding the terms hereof: the Bank hereby reserves its rights against the Borrower under the Credit Agreement and the Original Note, as provided under the Commonwealth of Massachusetts law and judicial precedent, as in effect from time to time;

                           c) There are no other understandings, express or implied between the Bank and the Borrower regarding the Credit Agreement and the Original Note; and

                           d) Notwithstanding any prior course of practice or conduct, the Borrower acknowledges that the Bank has not waived, and has no obligation to waive, any subsequent Events of Default under the Credit Agreement and the Original Note, or under this Agreement.

                  4. The Borrower agrees to pay the Bank the following fees:

                           a) a Ten Thousand Dollar ($10,000.00) fee, payable on even date, for the Waiver by the Bank dated November 15, 1999 of certain loan covenant defaults; and

                           b) a Ten Thousand Dollar ($10,000.00) fee each month for any inventory borrowing under the ninety (90) day Borrowing Base increase against twenty-five percent (25%) of the inventory acquired from DTR Associates Limited Partnership, up to a maximum aggregate advance of Five Hundred Thousand Dollars ($500,000.00) for said ninety
         (90) days. The monthly inventory borrowing fee shall be earned whenever the Borrower uses the inventory availability, and shall be payable at the end of said month.

         C.       EFFECT OF AMENDMENT.



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                  1.       Except as amended hereby, the Credit Agreement and
the Original Note and all other documents entered into in connection therewith shall:

                           a) remain in full force and effect in accordance with
their original terms and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Credit Agreement and the Original Note or in any other document, agreement or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's liabilities to the Bank or any of the Bank's rights with respect to such liabilities; and

                           2) be in all respects ratified and affirmed.

                  Notwithstanding the foregoing, any amendments of the Credit Agreement and the Original Note to which the parties hereto have agreed previously and which are not incorporated herein by reference or otherwise, shall be deemed of no further force and effect upon the execution hereof.

                  2. The Borrower acknowledges that all of the liabilities and obligations of the Borrower to the Lender now existing and hereafter incurred are secured by the security described in the Security Documents defined in the Credit Agreement and the Original Note and by the security described in the Amendment Documents; the Borrower further acknowledges that the Bank is relying upon the security described above, both as entered into on July 9, 1999 and as entered into from time to time thereafter, as security for the financing represented by the Liabilities and as security for all other obligations of the Borrower to the Bank.

         D.       GENERAL.

                  1. CONSTRUCTION Incorporated herein by reference are the representations, warranties, agreements, affirmative and negative, definitions, terms and conditions all as set forth in (i) the Credit Agreement and the Original Note and all documents executed in connection therewith or pursuant thereto and (ii) the Amendment Documents. This Agreement and the Credit Agreement and the Original Note, and the Amendment Documents shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement and the Original Note and the Amendment Documents.

                  2. SECURITY DOCUMENTS. The Borrower and The Cellular Hotline, Inc., by its signature hereto, agree that the Security Documents (defined in the Credit Agreement) are amended as follows:



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                           a) Each and every reference to the "Bank" or the
         "Lender" or "Secured Party" or "Assignee" in the Security Documents shall hereinafter be deemed to refer to:

                           "Citizens Bank of Massachusetts, with an office and place of business at 100 Summer Street, Boston, MA 02110, as assignee from State Street Bank and Trust Company."

                           b) Whenever notice is contemplated to be given to the Bank or the Lender, or the Secured Party or the Assignee under the Security Documents, notice shall be given as follows:

                           "If to the Bank:

                                    Citizens Bank of Massachusetts
                                    100 Summer Street
                                    Boston, MA 02110
                                           Attention: Michael S. St.Jean,
                                                      Vice President

                                    with a copy to:

                                    Cameron & Mittleman LLP
                                    56 Exchange Terrace
                                    Providence, RI 02903
                                           Attention: Amy L. Mower, Esquire".

                  3. WAIVER OF TRIAL BY JURY. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND TO AMEND THE REVOLVING CREDIT FACILITY.


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         IN WITNESS WHEREOF, the Bank and the Borrower have caused their duly authorized officers to execute this Agreement as of the day and year first above written.

WITNESS:                            SHARED TECHNOLOGIES CELLULAR, INC.


________________________________    By: /s/ Vincent DiVincenzo
                                       Title: CFO

                                    CITIZENS BANK OF MASSACHUSETTS



________________________________    By: /s/ Michael S. St. Jean
                                         Michael S. St.Jean
                                       Title: Vice President


                            CONSENT AND CONFIRMATION

         The undersigned consents to the amendment of the Credit Agreement pursuant to the First Amendment Agreement, and the terms of the First Amendment Agreement, including but not limited to Section II D 2 thereof, and of all underlying documents referred to therein and all documents entered into pursuant thereto or in connection therewith.

         The undersigned confirms its obligations under that certain Guaranty dated as of July 7, 1999 (the "Guaranty"), executed by the undersigned, of all Liabilities (as defined in the Guaranty), as amended hereby, of the Borrower to the Bank, and confirms its obligations under all documents securing the Guaranty.

         IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Consent and Confirmation as of the ____ day of November, 1999.

WITNESS:                            THE CELLULAR HOTLINE, INC.



________________________________    By:________________________________
                                         Its:


                           NOTARIZATIONS ON NEXT PAGE


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STATE OF CONNECTICUT
COUNTY OF HARTFORD

         In Whethersfield on the ______ day of November 1999, before me personally appeared the above-named ______________________________________,
_____________________________ of SHARED TECHNOLOGIES CELLULAR, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.


                                                _____________________________
                                                Notary Public
                                                My Commission Expires:

STATE OF CONNECTICUT
COUNTY OF HARTFORD

         In Whethersfield on the _____ day of November 1999, before me personally appeared the above-named ____________________________________,
_______________________________ of THE CELLULAR HOTLINE, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.


                                                _____________________________
                                                Notary Public
                                                My Commission Expires:


STATE OF MASSACHUSETTS
COUNTY OF SUFFOLK

         In Boston on the ______ day of ______, 1999, before me personally appeared the above-named Michael S. St.Jean, Vice President of CITIZENS BANK OF MASSACHUSETTS, of Boston, Massachusetts to me known and known by me to be the party executing the foregoing instrument on behalf of said Massachusetts Stock Savings Bank and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Massachusetts Stock Savings Bank.



                                                _____________________________
                                                Notary Public
                                                My Commission Expires:


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